UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2014

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-173048

Maryland	27-5466153
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

260 Franklin Street, Suite 1900, Boston, MA 02110	(617) 340-3814
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendment to Articles of Incorporate or Bylaws; Change in Fiscal Year.

On September 9, 2014, the Board of Directors (the “Board”) of Plymouth Industrial, Inc. (the “Company”) approved amending and restating the Company’s Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”).  The changes are primarily intended to accomplish two objectives in connection with the previously disclosed possible listing of our common stock on a publicly-traded national securities exchange: (1) to amend certain provisions in a manner that the Company believes would be more suitable for becoming a publicly-traded REIT and (2) to address what the Company believes are current best practices in corporate governance.

With respect to stockholder meetings, the Second Amended and Restated Bylaws contain changes to provide that special meetings of the stockholders may be called upon the request of stockholders entitled to cast no less than a majority of all votes entitled to be cast on such meeting, an increase from the 10% minimum required by the Bylaws.

The Second Amended and Restated Bylaws also expand the prior provisions of the Bylaws to require additional disclosures to be made to the Company by a stockholder wishing to nominate an individual for election to the Board or wishing to propose businesses to be considered at a stockholder meeting.  In general terms, these additional disclosures require information concerning the stockholder’s and potential nominee’s economic investment in the Company, participation in any voting agreement or similar arrangement or other material interest in the proposed nomination or business to be considered.

Under the Second Amended and Restated Bylaws, the Company has opted out of the business combination provisions of the Maryland General Corporation Law (the “MGCL”).  If the Company were subject to this provision, the statute might discourage third parties from trying to acquire control of the Company.  The Second Amended and Restated Bylaws also exempt any and all acquisitions by any person of shares of the Company’s capital stock from the control share acquisition provisions of the MGCL.

In addition to the foregoing changes, the Second Amended and Restated Bylaws revise certain administrative items, such as the effective dates for notice being provided to the Board or the stockholders, and the authorization of the Company to appoint additional officers, with such powers as may be assigned by the Board or by the chief executive officer or president.

The foregoing summary of the amendments contained within the Second Amended and Restated Bylaws is qualified in its entirety by the text of the Second Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits

(d)                     The following exhibit is transmitted herewith:

3.2                   Second Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 10, 2014

PLYMOUTH INDUSTRIAL REIT, INC.

By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer